Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

dated as of June 6, 2016

by and among

Black Knight InfoServ, LLC (f/k/a Lender Processing Services, Inc.),

Black Knight Lending Solutions, Inc.,

The Guarantor Party Hereto

and

U.S. Bank National Association, as Trustee

5.75%
Senior Notes due
2023

THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), entered into as of June 6, 2016, by and among Black Knight InfoServ, LLC, a Delaware limited liability company, as issuer (f/k/a Lender Processing Services, Inc., the “Issuer”), Black Knight Lending Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer, as co-issuer (together with the Issuer, the “Issuers”), RealEC Technologies, LLC, a Delaware limited liability company (the “Undersigned”) and U.S. Bank National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuers, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of October 12, 2012 (as amended or supplemented to date, the “Indenture”), relating to the Issuers’ 5.75% Senior Notes due 2023 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to the Indenture to cause Restricted Subsidiaries to provide Guaranties in certain circumstances.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Fourth Supplemental Indenture hereby agree as follows:
Section 1.01. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.01. The Undersigned, by its execution of this Fourth Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3.01. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.01. This Fourth Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5.01. This Fourth Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Fourth Supplemental Indenture will henceforth be read together.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.

Black Knight InfoServ, LLC, as Issuer

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Black Knight Lending Solutions, Inc., as Co-Issuer

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

RealEC Technologies, LLC, as a Guarantor

By:	/s/ Michael L. Gravelle
	Name:	Michael L. Gravelle
	Title:	Executive Vice President, General Counsel and Corporate Secretary

U.S. Bank National Association, as Trustee

By:	/s/ Jack Ellerin
	Name:	Jack Ellerin
	Title:	Vice President